Post-Qualification Offering Circular Amendment No. 35

File No. 024-10496

PART II

OFFERING CIRCULAR

 Groundfloor Finance Inc.

Ten Series of Limited Recourse Obligations

Totaling $1,140,990

Dated: October 18, 2016

This Post-Qualification Offering Circular Amendment No. 35 (this “Offering Circular Amendment No. 35”) amends the offering circular of Groundfloor Finance Inc, dated December 8, 2015, as qualified on December 15, 2015, and as may be amended and supplemented from time to time (the “Offering Circular”), to add additional securities to be offered pursuant to the Offering Circular. Unless otherwise defined below, capitalized terms used herein shall have the same meanings as set forth in the Offering Circular. See “Incorporation by Reference of Offering Circular” below.

This Offering Circular Amendment No. 35 relates to the offer and sale (the “Offering”) of up to an additional $1,140,990 in aggregate amount of Limited Recourse Obligations (the “LROs”) consisting of ten separate series of LROs to be issued by Groundfloor Finance Inc. (the “Company,” “we,” “us,” or “our”). We own and operate a web-based investment platform (the “Platform”) on which we conduct our business. Our principal offices are located at 75 Fifth Street, NW, Suite 2170, Atlanta, GA 30308. The phone number for these offices is (404) 850-9225.  Our mailing address is PO Box 79346, Atlanta, GA 30357. Our Platform is accessible at www.groundfloor.us.

We will issue the LROs in distinct series, each corresponding to a real estate development project (each, a “Project”) to be financed by a commercial loan from us (each, a “Loan”). The borrower for each Project is a legal entity (the “Developer”) that owns the underlying property and has been organized by one or more individuals (each, a “Principal”) that own and operate the Developer.

The LROs will be unsecured special, limited obligations of the Company. The LROs are not listed on any national securities exchange or on the over-the-counter inter-dealer quotation system. There is no market for the LROs. Our obligation to make payments on a LRO is limited to an amount equal to each holder’s pro rata share of amounts we actually receive as payments on the corresponding Loan, net of certain fees and expenses retained by us. See the sections titled “General Terms of the LROs,” beginning on page 4 and page 91 of the Offering Circular, “The LROS Covered by this Offering Circular,” and “Project Summaries” below for the specific terms of the ten series of LROs covered by this Offering Circular Amendment No. 35.

We do not guarantee payment of the LROs in the amount or on the time frame expected. The LROs are not obligations of the Developers or their Principals, and we do not guarantee payment on the corresponding Loans. We have the authority to modify the terms of the corresponding Loans which could, in certain circumstances, reduce (or eliminate) the expected return on your investment. See “General Terms of the LROs—Administration, Service, Collection and Enforcement of Loan Documents”.

The LROs are speculative securities. Investment in the LROs involves significant risk, and you may be required to hold your investment for an indefinite period of time. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 16 of the Offering Circular.

We will commence offering each series of LROs promptly after the date this Offering Circular Amendment No. 35 is qualified by posting a separate landing page on our Platform corresponding to each particular Loan and Project (each, a “Project Summary”). The offering of each series of LROs covered by this Offering Circular Amendment No. 35 will remain open until the earlier of (1) 30 days, unless extended, or (2) the date the offering of a particular series of LROs is fully subscribed with irrevocable funding commitments (the “Offering Period”); however, we may extend the Offering Period for a particular series of LROs in our sole discretion (with notice to potential investors), up to a maximum of 45 days. We will notify investors who have previously committed funds to purchase such series of LROs of any such extension by email and will post a notice of the extension on the corresponding Project Summary on our Platform.

This Offering is being conducted on a “best-efforts” basis, which means our officers will use their commercially reasonable best efforts in an attempt to sell the LROs. Such officers will not receive any commission or any other remuneration for these sales. In offering the LROs on our behalf, the officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

The LROs offered hereby may only be purchased by investors residing in California, Georgia, Illinois, Maryland, Massachusetts, Texas, Virginia, Washington, and the District of Columbia. This Offering Circular Amendment No. 35 shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state in which such offer, solicitation or sale would be, unlawful, prior to registration or qualification under the laws of any such state. In addition, the LROs are offered only to investors who meet certain financial suitability requirements. See “Investor Suitability Requirements.”

NO FEDERAL OR STATE SECURITIES COMMISSION HAS APPROVED, DISAPPROVED, ENDORSED, OR RECOMMENDED THIS OFFERING. YOU SHOULD MAKE AN INDEPENDENT DECISION WHETHER THIS OFFERING MEETS YOUR INVESTMENT OBJECTIVES AND FINANCIAL RISK TOLERANCE LEVEL. NO INDEPENDENT PERSON HAS CONFIRMED THE ACCURACY OR TRUTHFULNESS OF THIS DISCLOSURE, NOR WHETHER IT IS COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS ILLEGAL.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

	Offering price to the public	Underwriting discounts and commissions	Proceeds to issuer(1)(2)	Proceeds to other persons
Per Unit	$10.00	N/A	$10.00	N/A
Total Minimum	$45,000	N/A	$45,000	N/A
Total Maximum	$1,140,990	N/A	$1,140,990	N/A

(1) We estimate all expenses for this Offering to be approximately $4,500, which will not be financed with the proceeds of the Offering.

(2) Assumes no promotions or discounts applied to any offerings covered by this Offering Circular Amendment No. 35.

Incorporation by Reference of Offering Circular

The Offering Circular, including this Offering Circular Amendment No. 35, is part of an offering statement (File No. 024-10496) that we filed with the Securities and Exchange Commission (the “Commission”). We hereby incorporate by reference into this Offering Circular Amendment No. 35 all of the information (i) contained in Part II of the Offering Circular, to the extent not otherwise modified or replaced by offering circular supplement and/or post-qualification amendment, including the form of LRO Agreement beginning on page LRO-1 thereof; (ii) contained in Post-Qualification Amendment No. 11 to the Offering Circular, including the Financial Statements beginning on page F-1 thereof; (iii) contained in Post-Qualification Amendment No. 31 to the Offering Circular, including the Financial Statements beginning on page F-25 thereof; (iv) contained in Offering Circular Supplement No. 10 to the Offering Circular, until such time as Post-Qualification Amendment No. 34, or another post-qualification amendment containing substantially similar information, is qualified by order of the Commission; and (v) contained in Post-Qualification Amendment No. 34 to the Offering Circular (upon order of qualification by the Commission). Note that any statement that we make in this Offering Circular Amendment No. 35 (or have made in the Offering Circular) will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement or post-qualification amendment.

The LROS Covered by this Offering Circular

The following tabular information is added under “The LROs Covered by this Offering Circular” on page 10 and page 100 of the Offering Circular:

Series of LRO/Project Name: 730 Roswell Avenue, Norfolk, VA 23504
Developer (borrowing entity): Miller Real Estate Investment, LLC
Aggregate Purchase Amount of the LRO: $45,000	Expected Return Rate of the LRO: 7.4% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Renovation • Address/Location of Project: • 730 Roswell Avenue, Norfolk, VA, US, 23504	• Loan Principal: $45,000 • Interest Rate: 7.4% and Grade: A • Term and Repayment Terms: • 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 7739 Adolphus Drive, Fayetteville, NC 28314
Developer (borrowing entity): Nicholas Alan Green Renovations CO
Aggregate Purchase Amount of the LRO: $72,400	Expected Return Rate of the LRO: 16.0% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: • 7739 Adolphus Drive, Fayetteville, NC, US, 28314	• Loan Principal: $72,400 • Interest Rate: 16.0% and Grade: D • Term and Repayment Terms: • 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

1

Series of LRO/Project Name: 978 Pinson Boulevard, Rockledge, FL 32955
Developer (borrowing entity): TDH & Family Properties LLC
Aggregate Purchase Amount of the LRO: $75,000	Expected Return Rate of the LRO: 13.4% per annum
Final Payment Date: 9 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Renovation • Address/Location of Project: • 978 Pinson Boulevard, Rockledge, FL, US, 32955	• Loan Principal: $75,000 • Interest Rate: 13.4% and Grade: C • Term and Repayment Terms: • 9 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 162 Dream Street, Summerville, SC 29483
Developer (borrowing entity): The Bryan Kelby Crabtree and Bethea Anne Crabtree Joint Living Trust
Aggregate Purchase Amount of the LRO: $91,380	Expected Return Rate of the LRO: 9.6% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition • Address/Location of Project: • 162 Dream Street, Summerville, SC, US, 29483	• Loan Principal: $91,380 • Interest Rate: 9.6% and Grade: B • Term and Repayment Terms: • 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 970 Joseph E Boone NW, Atlanta, GA 30314
Developer (borrowing entity): Just Five LLC
Aggregate Purchase Amount of the LRO: $98,700	Expected Return Rate of the LRO: 13.4% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: • 970 Joseph E Boone Nw, Atlanta, GA, US, 30314	• Loan Principal: $98,700 • Interest Rate: 13.4% and Grade: C • Term and Repayment Terms: • 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

2

Series of LRO/Project Name: 701 Lakewood Avenue, Tampa, FL 33613
Developer (borrowing entity): Bay Area Property Acquisitions
Aggregate Purchase Amount of the LRO: $113,700	Expected Return Rate of the LRO: 13.4% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: • 701 Lakewood Avenue, Tampa, FL, US, 33613	• Loan Principal: $113,700 • Interest Rate: 13.4% and Grade: C • Term and Repayment Terms: • 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 389 Glenn Street Southwest, Atlanta, GA 30312
Developer (borrowing entity): Dumvivi LLC
Aggregate Purchase Amount of the LRO: $144,900	Expected Return Rate of the LRO: 13.4% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: • 389 Glenn Street Southwest, Atlanta, GA, US, 30312	• Loan Principal: $144,900 • Interest Rate: 13.4% and Grade: C • Term and Repayment Terms: • 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 1654 Poinsettia Avenue, Tarpon Springs, FL 34689
Developer (borrowing entity): Ingen Properties and Investments, LLC
Aggregate Purchase Amount of the LRO: $158,500	Expected Return Rate of the LRO: 13.4% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Renovation • Address/Location of Project: • 1654 Poinsettia Avenue, Tarpon Springs, FL, US, 34689	• Loan Principal: $158,500 • Interest Rate: 13.4% and Grade: C • Term and Repayment Terms: • 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

3

Series of LRO/Project Name: 33 Holmes Terrace, Freehold, NJ 07728
Developer (borrowing entity): Serenity Properties Inc.
Aggregate Purchase Amount of the LRO: $164,300	Expected Return Rate of the LRO: 9.6% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: • 33 Holmes Terrace, Freehold, NJ, US, 07728	• Loan Principal: $164,300 • Interest Rate: 9.6% and Grade: A • Term and Repayment Terms: • 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 467 Running Fox Road West, Columbia, SC 29223
Developer (borrowing entity): House Source USA, LLC
Aggregate Purchase Amount of the LRO: $177,110	Expected Return Rate of the LRO: 15.6% per annum
Final Payment Date: 6 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: • 467 Running Fox Road West, Columbia, SC, US, 29223	• Loan Principal: $177,110 • Interest Rate: 15.6% and Grade: D • Term and Repayment Terms: • 6 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

For purposes of the Offering, all references to the aggregate amount of LROs to be offered and sold in the Offering shall be deemed to refer to $1,140,990 and the number of series of LROs covered by the Offering shall be deemed to refer to the ten separate series of LROs covered by this Offering Circular Amendment No. 35, corresponding to the same number of Projects for which we intend to extend Loans.

Plan of Distribution

The following disclosure is added on page 102 of the Offering Circular under the table included under “Plan of Distribution”:

The table below lists the additional ten Projects covered by this Offering Circular Amendment No. 35 for which we are offering separate series of LROs. Each series of LRO is denominated by the corresponding Project’s name.

4

Series of LRO/Project	Aggregate Purchase Amount/Loan Principal
730 Roswell Avenue, Norfolk, VA 23504	$45,000
7739 Adolphus Drive, Fayetteville, NC 28314	72,400
978 Pinson Boulevard, Rockledge, FL 32955	75,000
162 Dream Street, Summerville, SC 29483	91,380
970 Joseph E Boone NW, Atlanta, GA 30314	98,700
701 Lakewood Avenue, Tampa, FL 33613	113,700
389 Glenn Street Southwest, Atlanta, GA 30312	144,900
1654 Poinsettia Avenue, Tarpon Springs, FL 34689	158,500
33 Holmes Terrace, Freehold, NJ 07728	164,300
467 Running Fox Road West, Columbia, SC 29223	177,110
Total	$1,140,990

Project Summaries

Each Project Summary attached below is included in the Offering Circular following page PS-166.

5

PROJECT SUMMARIES FOR OFFERING CIRCULAR AMENDMENT NO. 35

PROJECT SUMMARY | 730 ROSWELL AVENUE, NORFOLK, VA 23504

A



BORROWER

Miller Real Estate Investment, LLC
George Miller - principal

Rate	Projected Term	Loan to ARV	Loan Amount	Investors
7.4%	12 months	28.1%	$45,000	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Renovation	First Lien	$45,000	Balloon payment - principal and interest returned on repayment / due at maturity.

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$160,000
$40,000
Total Project Costs
$120,000
GROUNDFLOOR
$45,000
$75,000
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$70,000	Loan To ARV	28.1%
Purchase Date	09/01/2016	Loan To Total Project Cost	37.5%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)



Loan To ARV Score
8
10
Quality of Valuation Report
3
4
Skin-in-the-Game
10
10
Location
4
8
Borrower Experience
5
5
Borrower Commitment
1
1

VALUATION REPORTS

As Complete (ARV)
$160,000

Certified Independent Appraisal
Broker's Price Opinion
Borrower Provided Appraisal
Borrower Provided Comps

PROPERTY DESCRIPTION



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Norfolk
Chesapeake
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Address: 730 ROSWELL AVENUE, NORFOLK, VA 23504

The Borrower intends to use the loan proceeds to complete a renovation to the property. Upon completion, the Borrower plans to refinance the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The funding of this senior loan will be subject to a clean title search, and the resolution of any title or tax issues.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post-Qualification Amendment No. 35 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER'S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

MILLER REAL ESTATE INVESTMENT, LLC

DATE OF FORMATION ★

02/05/2008

FINANCIAL DATA
Reporting date: 09/30/16

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$900K	$300K	0	0

PROJECTS / REVENUE
Reporting period: 2015

Completed Projects	Revenue	Gross Margin %
3	$36K	44.44%

PRINCIPAL

George Miller

FOCUS

Fix and Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2015

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
3	$50K	6 months	$30K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING.
YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

PROJECT SUMMARY | 7739 ADOLPHUS DRIVE, FAYETTEVILLE, NC 28314

D


Property of FRAR

Rate	Projected Term	Loan to ARV	Loan Amount	Investors
16%	12 months	57.9%	$72,400	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Acquisition & Renovation	First Lien	$72,400	Balloon payment - principal and interest returned on repayment / due at maturity.

BORROWER

Nicholas Alan Green Renovations CO

Steven Develvis - principal

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW


After Repair Value (ARV)
$125,000
$25,600
Total Project Costs
$99,400
GROUNDFLOOR
$72,400
$27,000
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$87,000	Loan To ARV	57.9%
Purchase Date	TBD	Loan To Total Project Cost	72.8%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	3	10
Quality of Valuation Report	3	4
Skin-in-the-Game	6	10
Location	4	8
Borrower Experience	3	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)

$125,000

- Certified Independent Appraisal
- **Broker's Price Opinion**
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION


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Fort Bragg
Fayetteville
Rockfish
Raeford
Hope Mills
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Address: 7739 ADOLPHUS DRIVE, FAYETTEVILLE, NC 28314

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO

PROPERTY PHOTOS


Property of FRAR

MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- Although the Borrower has negotiated to purchase the property for the stated purchase price, there can be no assurances the Borrower will close on the acquisition at this price. However, the Borrower's Skin-in-the-Game will not change regardless of any changes to the closing price.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The funding of this senior loan will be subject to a clean title search, and the resolution of any title or tax issues.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post-Qualification Amendment No. 35 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER'S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

NICHOLAS ALAN GREEN RENOVATIONS CO

DATE OF FORMATION ★

02/04/2015

FINANCIAL DATA
Reporting date: 09/30/16

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$500K	$0	0	0

PROJECTS / REVENUE
Reporting period: 2015

Completed Projects	Revenue	Gross Margin %
5	$158K	32.28%

PRINCIPAL

Steven Develvis

FOCUS

Buy & Hold

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2015

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
10	$115K	3 months	$80K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING.
YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

PROJECT SUMMARY | 978 PINSON BOULEVARD, ROCKLEDGE, FL 32955

C



BORROWER

TDH & Family Properties LLC
Timothy Harris - principal

Rate	Projected Term	Loan to ARV	Loan Amount	Investors
13.4%	9 months	54.7%	$75,000	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Renovation	First Lien	$75,000	Balloon payment - principal and interest returned on repayment / due at maturity.

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$137,000
$13,400
Total Project Costs
$123,600
GROUNDFLOOR
$75,000
$48,600
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$69,900	Loan To ARV	54.7%
Purchase Date	07/29/2016	Loan To Total Project Cost	60.7%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)



Loan To ARV Score
5
10
Quality of Valuation Report
3
4
Skin-in-the-Game
7
10
Location
4
8
Borrower Experience
1
5
Borrower Commitment
1
1

VALUATION REPORTS

As Complete (ARV)
$137,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



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Cocoa West
Cocoa Beach
Rockledge
River Lakes
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Address: 978 PINSON BOULEVARD, ROCKLEDGE, FL 32955

The Borrower intends to use the loan proceeds to complete a renovation to the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The funding of this senior loan will be subject to a clean title search, and the resolution of any title or tax issues.
- The Borrower is a new entity and does not have any assets or operating history.
- The property was purchased for $69,900. The Borrower intends to use $25,000 of the proceeds to offset that amount of the purchase price of the property. The Borrower has already completed $3,700 worth of work, and is receiving credit for this. Therefore, the Borrower is only receiving a "Skin-in-the-Game" score for the remaining $48,600 that is tied up in the project after completion of our loan.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post-Qualification Amendment No. 35 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER'S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

TDH & FAMILY PROPERTIES LLC

DATE OF FORMATION ★
02/29/2016

FINANCIAL DATA
Reporting date: 09/30/16

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$0	$0	0	0

PROJECTS / REVENUE
Reporting period: 2015

Completed Projects	Revenue	Gross Margin %
0	$0	N/A

PRINCIPAL

Timothy Harris

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2015

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
1	$102K	5 months	$77K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING.
YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

PROJECT SUMMARY | 162 DREAM STREET, SUMMERVILLE, SC 29483

B



Rate	Projected Term	Loan to ARV	Loan Amount	Investors
9.6%	12 months	60.9%	$91,380	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Acquisition & Renovation	First Lien	$91,380	Balloon payment - principal and interest returned on repayment / due at maturity.

BORROWER

The Bryan Kelby Crabtree and Bethea Anne Crabtree Joint Living Trust
Bryan Crabtree - principal

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$150,000
$42,500
Total Project Costs
$107,500
GROUNDFLOOR
$91,380
$16,120
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$97,500	Loan To ARV	60.9%
Purchase Date	TBD	Loan To Total Project Cost	85.0%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)



Loan To ARV Score
5
10
Quality of Valuation Report
3
4
Skin-in-the-Game
2
10
Location
4
8
Borrower Experience
5
5
Borrower Commitment
1
1

VALUATION REPORTS

As Complete (ARV)

$150,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



Map
Satellite
Summerville
Ladson
Norman Landing
Google
Map data ©2016 Google
Terms of Use
Report a map error

Address: 162 DREAM STREET, SUMMERVILLE, SC 29483

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- Although the Borrower has negotiated to purchase the property for the stated purchase price, there can be no assurances the Borrower will close on the acquisition at this price. However, the Borrower's Skin-in-the-Game will not change regardless of any changes to the closing price.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The funding of this senior loan will be subject to a clean title search, and the resolution of any title or tax issues.
- The Borrower's 2015 revenue is derived from the sale of properties and rental income from other held properties. The Borrower's gross margin reflects the margin on the sale of properties in 2015.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post-Qualification Amendment No. 35 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER'S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

THE BRYAN KELBY CRABTREE AND BETHEA ANNE CRABTREE JOINT LIVING TRUST

DATE OF FORMATION ★

10/01/2010

FINANCIAL DATA
Reporting date: 09/30/16

Value of Properties	Total Debt
$1.9M	$0
Unsold Inventory	**Aged Inventory**
0	0

PROJECTS / REVENUE
Reporting period: 2015

Completed Projects	Revenue
4	$390K
Gross Margin %	
34.62%	

PRINCIPAL

Bryan Crabtree

FOCUS

Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid
0	0
On Time Repayment	
N/A	

HISTORICAL AVERAGES
Reporting period: three years ending 2015

Completed Projects Per Year	Average Project Revenue
5	$150K
Average Project Time	**Average Total Project Costs**
6 months	$105K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING.
YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

PROJECT SUMMARY | 970 JOSEPH E BOONE NW, ATLANTA, GA 30314

C



Rate	Projected Term	Loan to ARV	Loan Amount	Investors
13.4%	12 months	62.1%	$98,700	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Acquisition & Renovation	First Lien	$98,700	Balloon payment - principal and interest returned on repayment / due at maturity.

BORROWER

Just Five LLC
Sherise Bunbury - principal

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$159,000
$49,000
Total Project Costs
$110,000
GROUNDFLOOR
$98,700
$11,300
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$30,000	Loan To ARV	62.1%
Purchase Date	TBD	Loan To Total Project Cost	89.7%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)



Loan To ARV Score
4
10
Quality of Valuation Report
3
4
Skin-in-the-Game
2
10
Location
4
8
Borrower Experience
5
5
Borrower Commitment
1
1

VALUATION REPORTS

As Complete (ARV)
$159,000

Certified Independent Appraisal
Broker's Price Opinion
Borrower Provided Appraisal
Borrower Provided Comps

PROPERTY DESCRIPTION



Map
Satellite
Brookhaven
Tucker
Mableton
Decatur
Atlanta
East Point
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Terms of Use
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Address: 970 JOSEPH E BOONE NW, ATLANTA, GA 30314

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- Although the Borrower has negotiated to purchase the property for the stated purchase price, there can be no assurances the Borrower will close on the acquisition at this price. However, the Borrower's Skin-in-the-Game will not change regardless of any changes to the closing price.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The funding of this senior loan will be subject to a clean title search, and the resolution of any title or tax issues.
- The Borrower's 2015 revenue is derived from the sale of properties and rental income from other held properties. The Borrower's gross margin reflects the margin on the sale of properties in 2015.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post-Qualification Amendment No. 35 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER'S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

JUST FIVE LLC

DATE OF FORMATION ★
04/09/2009

FINANCIAL DATA
Reporting date: 09/30/16

Value of Properties	Total Debt
$1.3M	$98.1K

Unsold Inventory	Aged Inventory
0	0

PROJECTS / REVENUE
Reporting period: 2015

Completed Projects	Revenue
8	$99.5K

Gross Margin %
39.7%

PRINCIPAL

Sherise Bunbury

FOCUS
Fix and Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid
1	0

On Time Repayment
N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2015

Completed Projects Per Year	Average Project Revenue
3	$100K

Average Project Time	Average Total Project Costs
4 months	$68K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING.
YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

PROJECT SUMMARY | 701 LAKEWOOD AVENUE, TAMPA, FL 33613

C



BORROWER

Bay Area Property Acquisitions
John Mulligan - principal

Rate	Projected Term	Loan to ARV	Loan Amount	Investors
13.4%	12 months	63.2%	$113,700	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Acquisition & Renovation	First Lien	$113,700	Balloon payment - principal and interest returned on repayment / due at maturity.

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$180,000
$53,700
Total Project Costs
$126,300
GROUNDFLOOR $113,700
$12,600
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$100,000	Loan To ARV	63.2%
Purchase Date	TBD	Loan To Total Project Cost	90.0%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	4	10
Quality of Valuation Report	3	4
Skin-in-the-Game	2	10
Location	4	8
Borrower Experience	5	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$180,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



Map
Satellite
Wesley Chapel
Lutz
Citrus Park
University
Thonotosassa
Seffner
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Terms of Use
Report a map error

Address: 701 LAKEWOOD AVENUE, TAMPA, FL 33613

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- Although the Borrower has negotiated to purchase the property for the stated purchase price, there can be no assurances the Borrower will close on the acquisition at this price. However, the Borrower's Skin-in-the-Game will not change regardless of any changes to the closing price.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The funding of this senior loan will be subject to a clean title search, and the resolution of any title or tax issues.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post-Qualification Amendment No. 35 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER'S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

BAY AREA PROPERTY ACQUISITIONS

DATE OF FORMATION ★

04/01/2015

FINANCIAL DATA
Reporting date: 09/30/16

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$0	$0	0	0

PROJECTS / REVENUE
Reporting period: 2015

Completed Projects	Revenue	Gross Margin %
6	$250K	40.0%

PRINCIPAL

John Mulligan

FOCUS

Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2015

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
12	$175K	5 months	$105K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING.
YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

PROJECT SUMMARY | 389 GLENN STREET SOUTHWEST, ATLANTA, GA 30312

C



Rate	Projected Term	Loan to ARV	Loan Amount	Investors
13.4%	12 months	56.6%	$144,900	0

BORROWER

Dumvivi LLC
Cathhleen Lawla - principal

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Acquisition & Renovation	First Lien	$144,900	Balloon payment - principal and interest returned on repayment / due at maturity.

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$256,000
$95,000
Total Project Costs
$161,000
GROUNDFLOOR
$144,900
$16,100
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$70,000	Loan To ARV	56.6%
Purchase Date	TBD	Loan To Total Project Cost	90.0%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)



Loan To ARV Score
5
10
Quality of Valuation Report
4
4
Skin-in-the-Game
2
10
Location
4
8
Borrower Experience
3
5
Borrower Commitment
1
1

VALUATION REPORTS

As Complete (ARV)
$256,000

Certified Independent Appraisal
Broker's Price Opinion
Borrower Provided Appraisal
Borrower Provided Comps

PROPERTY DESCRIPTION



Map
Satellite
Decatur
Atlanta
East Point
College Park
Google

Address: 389 GLENN STREET SOUTHWEST, ATLANTA, GA 30312

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- Although the Borrower has negotiated to purchase the property for the stated purchase price, there can be no assurances the Borrower will close on the acquisition at this price. However, the Borrower's Skin-in-the-Game will not change regardless of any changes to the closing price.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The funding of this senior loan will be subject to a clean title search, and the resolution of any title or tax issues.
- The Borrower is a new entity and does not have any assets or operating history.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post-Qualification Amendment No. 35 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER'S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

DUMVIVI LLC

DATE OF FORMATION ★

09/22/2016

FINANCIAL DATA
Reporting date: 09/30/16

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$0	$0	0	0

PROJECTS / REVENUE
Reporting period: 2015

Completed Projects	Revenue	Gross Margin %
0	$0	0.0%

PRINCIPAL

Cathhleen Lawla

FOCUS

Buy & Hold

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2015

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
25	$260K	3 months	$175K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING.
YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

PROJECT SUMMARY | 1654 POINSETTIA AVENUE, TARPON SPRINGS, FL 34689

C



BORROWER

Ingen Properties and Investments, LLC
Phil Ostrowski - principal

Rate	Projected Term	Loan to ARV	Loan Amount	Investors
13.4%	12 months	68.9%	$158,500	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Renovation	First Lien	$158,500	Balloon payment - principal and interest returned on repayment / due at maturity.

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$230,000
$37,400
Total Project Costs
$192,600
GROUNDFLOOR
$158,500
$34,100
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$141,000	Loan To ARV	68.9%
Purchase Date	01/29/2016	Loan To Total Project Cost	82.3%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	4	10
Quality of Valuation Report	3	4
Skin-in-the-Game	3	10
Location	4	8
Borrower Experience	5	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$230,000

- Certified Independent Appraisal
- **Broker's Price Opinion**
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



Map
Satellite
Port Richey
New Port Richey
Tarpon Springs
Palm Harbor
Citrus
Google
Map data ©2016 Google, INEGI
Terms of Use
Report a map error

Address: 1654 POINSETTIA AVENUE, TARPON SPRINGS, FL 34689

The Borrower intends to use the loan proceeds to complete a renovation to the property. Upon completion, the Borrower plans to refinance the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO

PROPERTY PHOTOS



04/04/2016

MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower is using $147,000 of the loan proceeds to pay off an existing loan that was used to acquire the property, including accrued but unpaid interest. Groundfloor will assume the first lien position. The rest of the loan proceeds will be put towards the rennovation of the property, much like an acquisition and renovation loan.
- The funding of this senior loan will be subject to a clean title search, and the resolution of any title or tax issues.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post-Qualification Amendment No. 35 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER'S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

INGEN PROPERTIES AND INVESTMENTS, LLC

DATE OF FORMATION ★

02/01/2012

FINANCIAL DATA
Reporting date: 09/30/16

PROJECTS / REVENUE
Reporting period: 2015

Value of Properties	Total Debt	Completed Projects	Revenue
$210K	$0	6	$750K

Unsold Inventory	Aged Inventory	Gross Margin %
0	0	36.67%

PRINCIPAL

Phil Ostrowski

FOCUS

Fix & Flip

GROUNDFLOOR HISTORY ★

HISTORICAL AVERAGES
Reporting period: three years ending 2015

Loans Funded	Loans Repaid	Completed Projects Per Year	Average Project Revenue
0	0	5	$225K

On Time Repayment	Average Project Time	Average Total Project Costs
N/A	4 months	$140K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING.
YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

PROJECT SUMMARY | 33 HOLMES TERRACE, FREEHOLD, NJ 07728

A



BORROWER

Serenity Properties Inc.
Maura Brannagan - principal

Rate	Projected Term	Loan to ARV	Loan Amount	Investors
9.6%	12 months	49.8%	$164,300	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Acquisition & Renovation	First Lien	$164,300	Balloon payment - principal and interest returned on repayment / due at maturity.

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$330,000
$104,500
Total Project Costs
$225,500
GROUNDFLOOR
$164,300
$61,200
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$137,500	Loan To ARV	49.8%
Purchase Date	TBD	Loan To Total Project Cost	72.9%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)



Loan To ARV Score
6
10
Quality of Valuation Report
4
4
Skin-in-the-Game
4
10
Location
4
8
Borrower Experience
5
5
Borrower Commitment
1
1

VALUATION REPORTS

As Complete (ARV)

$330,000

Certified Independent Appraisal
Broker's Price Opinion
Borrower Provided Appraisal
Borrower Provided Comps

PROPERTY DESCRIPTION



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Marlboro Township
Holmdel
Red Bank
Freehold Township
Millstone
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Address: 33 HOLMES TERRACE, FREEHOLD, NJ 07728

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- Although the Borrower has negotiated to purchase the property for the stated purchase price, there can be no assurances the Borrower will close on the acquisition at this price. However, the Borrower's Skin-in-the-Game will not change regardless of any changes to the closing price.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The funding of this senior loan will be subject to a clean title search, and the resolution of any title or tax issues.
- The Borrower is a new entity and does not have any assets or operating history.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post-Qualification Amendment No. 35 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER'S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

SERENITY PROPERTIES INC.

DATE OF FORMATION ★

05/10/2016

FINANCIAL DATA
Reporting date: 09/30/16

Value of Properties	Total Debt
$0	$0

Unsold Inventory	Aged Inventory
0	0

PROJECTS / REVENUE
Reporting period: 2015

Completed Projects	Revenue
0	$0

Gross Margin %
N/A

PRINCIPAL

Maura Brannagan

FOCUS

Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid
0	0

On Time Repayment
N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2015

Completed Projects Per Year	Average Project Revenue
3	$239K

Average Project Time	Average Total Project Costs
6 months	$153K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING.
YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

PROJECT SUMMARY | 467 RUNNING FOX ROAD WEST, COLUMBIA, SC 29223 D Rate Projected Term Loan to ARV Loan Amount Investors 15.6% 6 months 79.1% $177,110 0 Purpose Loan Position Total Loan Amount Repayment Terms Acquisition & Renovation First Lien $177,110 Balloon payment - principal and interest returned on repayment / due at maturity. BORROWER House Source USA, LLC Gary DuBowy - principal INVEST NOW Click here to view the LRO Agreement FINANCIAL OVERVIEW After Repair Value (ARV) $224,000 $24,890 Total Project Costs $199,110 GROUNDFLOOR $177,110 $22,000 0% Skin-in-the-Game First Lien Loan Cushion Purchase Price $192,000 Purchase Date TBD Loan To ARV 79.1% Loan To Total Project Cost 89.0% GRADE FACTORS The following factors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score 3 10 Quality of Valuation Report 4 4 Skin-in-the-Game 2 10 Location 4 8 Borrower Experience 5 5 Borrower Commitment 1 1 VALUATION REPORTS As Complete (ARV) $224,000 Certified Independent Appraisal Broker's Price Opinion Borrower Provided Appraisal Borrower Provided Comps PROPERTY DESCRIPTION Address: 467 RUNNING FOX ROAD WEST, COLUMBIA, SC 29223 The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan. INVEST NOW Click here to view the LRO PROPERTY PHOTOS MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS • Although the Borrower has negotiated to purchase the property for the stated purchase price, there can be no assurances the Borrower will close on the acquisition at this price. However, the Borrower's Skin-in-the-Game will not change regardless of any changes to the closing price. • The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues. • The renovation will require permitting, and permits may not be obtained on time or may be denied. • The funding of this senior loan will be subject to a clean title search, and the resolution of any title or tax issues. • The Borrower is a new entity and does not have any assets or operating history. • Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS • Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES • GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. • GROUNDFLOOR does not take a 'spread' on any part of the interest payments. • Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. • Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular. SEC FILING INFORMATION • The series of LROs corresponding to this Project are offered pursuant to Post-Qualification Amendment No. 35 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. BORROWER SUMMARY UNLESS NOTED WITH A ⋆, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER'S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. HOUSE SOURCE USA, LLC FINANCIAL DATA Reporting date: 09/30/16 PROJECTS / REVENUE Reporting period: 2015 DATE OF FORMATION ⋆ 07/22/2016 Value of Properties $0 Total Debt $0 Completed Projects 0 Revenue $0 Unsold Inventory 0 Aged Inventory 0 Gross Margin% N/A PRINCIPAL Gary DuBowy GROUNDFLOOR HISTORY ⋆ HISTORICAL AVERAGES Reporting period: three years ending 2015 FOCUS Fix & Flip Loans Funded 0 Loans Repaid 0 Completed Projects Per Year 8 Average Project Revenue $450K On Time Repayment N/A Average Project Time 6 months Average Total Project Costs $300K THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION. THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING. YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

PS-176

PART III — EXHIBITS

Exhibit Index

			Incorporated by Reference
Exhibit Number	Exhibit Description (hyperlink)	Filed Herewith	Form	File No.	Exhibit	Filing Date

2.1	Groundfloor Finance Inc. Second Amended and Restated Articles of Incorporation		1-A/A	024-10496	2.1	November 25, 2015

2.2	Groundfloor Finance Inc. Bylaws		1-A/A	024-10440	2.2	July 1, 2015

3.1	Amended and Restated Investors’ Rights Agreement		1-A/A	024-10496	3.1	November 25, 2015

3.2	Form of Investor Agreement		1-A/A	024-10440	3.3	August 21, 2015

4.1	Standard Form of LRO Agreement		1-A/A	024-10496	N/A	December 8, 2015

6.1	Executive Employment Agreement with Brian Dally dated November 19, 2014		1-A/A	024-10440	6.1	July 1, 2015

6.2	Executive Employment Agreement with Nikhil Bhargava dated November 19, 2014		1-A/A	024-10440	6.2	July 1, 2015

6.3	Offer Letter for Benjamin Armstrong dated September 12, 2013		1-A/A	024-10440	6.3	July 1, 2015

6.4	Offer Letter for Chris Schmitt dated February 24, 2014		1-A/A	024-10440	6.5	July 1, 2015

6.5	Form of Offer Letter for Officers and Key Employees		1-A POS	024-10440	6.5	September 29, 2016

6.6	2013 Stock Option Plan		1-A/A	024-10440	6.6	July 1, 2015

6.7	Option Award Agreement for Michael Olander Jr.		1-A/A	024-10440	6.8	July 1, 2015

6.8	Option Award Agreement for Chris Schmitt		1-A/A	024-10440	6.9	July 1, 2015

6.9	Option Award Agreement for Ben Armstrong		1-A	024-10488	6.10	October 7, 2015

6.10	Option Award Agreement for Richard Tuley		1-A	024-10488	6.11	October 7, 2015

6.11	Option Award Agreement for Bruce Boehm		1-A	024-10488	6.12	October 7, 2015

			Incorporated by Reference
Exhibit Number	Exhibit Description (hyperlink)	Filed Herewith	Form	File No.	Exhibit	Filing Date

6.12	Form of Nonqualified Stock Option Agreement		1-A POS	024-10488	6.12	September 29, 2016

6.13	Form of Incentive Stock Option Agreement		1-A POS	024-10488	6.13	September 29, 2016

6.14	Stock Repurchase Agreement for Benjamin Armstrong		1-A/A	024-10440	6.10	July 1, 2015

6.15	Stock Repurchase Agreement for Nikhil Bhargava		1-A/A	024-10440	6.11	July 1, 2015

6.16	Stock Repurchase Agreement for Brian Dally		1-A/A	024-10440	6.12	July 1, 2015

6.17	Stock Repurchase Agreement for Chris Schmitt		1-A/A	024-10440	6.13	July 1, 2015

6.18	Series Seed Preferred Stock Purchase Agreement		1-A/A	024-10440	3.1	July 1, 2015

6.19	Series A Preferred Stock Purchase Agreement		1-A/A	024-10496	6.18	November 25, 2015

6.20	Right of First Refusal and Co-Sale Agreement		1-A/A	024-10496	6.19	November 25, 2015

6.21	Form of Loan Agreement		1-A/A	024-10440	6.14	July 1, 2015

6.22	Form of Promissory Note		1-A/A	024-10440	6.15	July 1, 2015

10.1	Power of attorney		1-A	024-10496	N/A	November 19, 2015

10.2	Power of attorney with new director		1-A/A	024-10496	N/A	November 25, 2015

11.1	Consent of Hughes Pitman & Gupton, LLP		1-A POS	024-10496	11.1	March 18, 2016

11.2	Consent of Robbins Ross Alloy Belinfante Littlefield LLC (included as part of Exhibit 12.1)	X

12.1	Opinion of Robbins Ross Alloy Belinfante Littlefield LLC	X

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on October 18, 2016.

GROUNDFLOOR FINANCE INC.

By:	/s/ Nick Bhargava
Name:	Nick Bhargava
Title:	Executive Vice President, Secretary and Acting Chief Financial Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President, Chief Executive Officer and Director (Principal Executive Officer)	October 18, 2016
Brian Dally

/s/ Nick Bhargava	Executive Vice President, Secretary Acting Chief Financial Officer and Director (Principal Financial and Accounting Officer)	October 18, 2016
Nick Bhargava

*	Director	October 18, 2016
Sergei Kouzmine

*	Director	October 18, 2016
Bruce Boehm

*	Director	October 18, 2016
Michael Olander Jr.

*	Director	October 18, 2016
Richard Tuley Jr.

*By:	/s/ Nick Bhargava
Nick Bhargava
Attorney-in-fact